Exhibit 99.1

Media Contact

Tabitha Long

(312) 384-8018

FOR IMMEDIATE RELEASE

Inteliquent Declares Quarterly Dividend and

Reschedules Second Quarter 2013 Earnings Conference Call

Chicago, August 27, 2013 – Inteliquent (NASDAQ: IQNT), a leading provider of voice services, announced today that its Board of Directors has declared its regular quarterly dividend of $0.0625 per outstanding share of common stock. The regular quarterly dividend will be paid on September 27, 2013, to shareholders of record as of the close of business on September 13, 2013.

Conference Call & Web Cast

The Company also announced today that it has rescheduled its second quarter earnings conference for Thursday, September 5, 2013 at 10:00 a.m. (ET). Ed Evans, Chief Executive Officer, will review the Company’s second quarter 2013 financial results and accomplishments.

The second quarter conference call will be held on Thursday, September 5, 2013 at 10:00 a.m. (ET). A live web cast of the conference call as well as a replay will be available online on the company’s corporate web site at www.inteliquent.com. Participants can also access the call by dialing 1-877-941-8609 (within the United States and Canada), or 1-480-629-9645 (international callers). A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (ET) on October 5, 2013. To access the replay, dial 1-800-406-7325 (within the United States and Canada), or 1-303-590-3030 (international callers) and enter the conference ID number: 4637564.

Cautions Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The words

“anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: our ability to pay any cash dividend; risks associated with the changes to our capital structure resulting from the declaration and payment of any cash dividend; and other important factors included in our reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section in our Annual Report on Form 10-K for the period ended December 31, 2012, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

About Inteliquent

Headquartered in Chicago, Inteliquent is a leading provider of wholesale voice services for carriers and service providers. Inteliquent is used by nearly all national and regional wireless carriers, cable companies and CLECs in the markets it serves, and its network carries approximately ten billion minutes of traffic per month. Please visit Inteliquent’s website at www.inteliquent.com and follow us on Twitter@Inteliquent.

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